Bowlero Announces First Quarter Results for Fiscal Year 2024

Reiterates FY24 Guidance and Provides 2Q24 Guidance

RICHMOND, Va. November 7, 2023 – Bowlero Corp. (NYSE: BOWL) (“Bowlero” or the “Company”), the world’s largest owner and operator of bowling centers, today provided financial results for the first quarter of the 2024 Fiscal Year, which ended on October 1, 2023.
First Quarter Highlights:

•Revenue decreased 1.2% to $227.4 million versus the prior year and increased 53.1% versus 1QFY20 (quarter ended September 29, 2019)
•Revenue excluding Service Fee Revenue increased 0.3% to $225.8 million versus the prior year and was up 52.0% versus 1QFY20
•Total Bowling Center Revenue down 0.7% versus the prior year and was up 52.9% versus 1QFY20
•Same Store Revenue declined 5.5% versus the prior year and grew 27.1% versus 1QFY20
•Net income of $18.2 million versus prior year loss of $33.5 million and a loss of $19.7 million in 1QFY20
•Adjusted EBITDA of $52.1 million versus prior year of $65.3 million and $24.9 million in 1QFY20
•Added 18 centers during the quarter, 17 from acquisitions and 1 new build out
•Total centers in operation as of November 7, 2023 is 350
•Post quarter end, entered into a transaction with VICI Properties Inc. on October 19, 2023 relating to the transfer of land and real estate assets of 38 bowling entertainment centers for an aggregate value of $432.9 million

“First quarter fiscal year 2024 met our expectations. Because our first quarter is typically our seasonally lowest quarter, we used this time to test a variety of promotions and new bundled pricing structures. This experimentation drove a meaningful reduction in same-store revenue from late July through early September. Based on what we learned, we quickly struck the right balance between mid-week and weekend pricing and got a deeper understanding of our different customer segments. Same-store revenue turned positive in mid-October. We are happy with those results and continue to push forward with our plan to ensure double-digit revenue growth this year,” said Thomas Shannon, Chief Executive Officer and President.

Mr. Shannon continued, “In addition to strong momentum on dynamic pricing, this quarter saw transformational changes to our business. We entered into a partnership with VICI Properties in a sale-leaseback of 38 properties for $432.9 million of value. VICI will be an important partner as we continue our proven capital efficiency model of self-funding bowling center acquisitions through sale-leasebacks. We acquired the Lucky Strike brand and all 14 of Lucky Strike’s centers. We also acquired two premium centers in Scottsdale, with Mavrix and Octane Raceway, and three additional centers. Year to date we have spent $130 million on acquisitions. We remain confident with a robust M&A pipeline, new build activity in marquee markets, accelerated center conversions, and the continued rollout of initiatives to enhance the customer experience and increase wallet share.”

Share Repurchase Program
During the quarter, the Company repurchased 12.1 million shares of Class A common stock, bringing the total common shares acquired under the program to 23.4 million. Pro forma for additional Class A common stock repurchased subsequent to quarter end, the total Class A and Class B shares outstanding as of November 1, 2023 are 151,287,782.

Fiscal Year 2024 and Second Quarter 2024 Guidance
The Company reiterated financial guidance for fiscal year 2024 provided on September 11, 2023. The Company expects Revenue to be up 10% to 15% at the end of fiscal year 2024, excluding the $21 million of Service Fee Revenue from prior year revenue, which equates to $1.14 billion to $1.19 billion of Revenue. Adjusted EBITDA margin is expected to be 32% to 34%, which equates to Adjusted EBITDA of $365 million to $405 million. The Company expects second quarter fiscal year 2024 to have Revenue Excluding Service Fee Revenue of $295 million to $310 million and Adjusted EBITDA of $100 million to $110 million. The Company expects to heavily reinvest in the business in fiscal year 2024, with more than $160 million allocated to acquisitions, $40 million to new builds, and $75 million to conversions.

Investor Webcast Information
Listeners may access an investor webcast hosted by Bowlero. The webcast and results presentation will be accessible at 10:00 AM ET on November 7, 2023 in the Events & Presentations section of the Bowlero Investor Relations website at https://ir.bowlerocorp.com/overview/default.aspx.

About Bowlero Corp.
Bowlero is the global leader in bowling entertainment. With approximately 350 bowling centers across North America, Bowlero serves more than 30 million guests each year through a family of brands that includes Bowlero, Lucky Strike and AMF. In 2019, Bowlero acquired the Professional Bowlers Association, the major league of bowling, which boasts thousands of members and millions of fans across the globe. For more information on Bowlero, please visit BowleroCorp.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions and uncertainties, such as statements of our plans, objectives, expectations, intentions and forecasts. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," "believe," “confident,” “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "plan," “possible,” "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our centers; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and claims of intellectual property and proprietary right infringement, misappropriation or other violation by competitors and third parties; failure to hire and retain qualified employees and personnel; the cost and availability of commodities and other products we need to operate our business; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; changes in the regulatory atmosphere and related private sector initiatives; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on September 11, 2023, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Revenue Excluding Service Fee Revenue, Total Bowling Center Revenue, Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance or liquidity measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our second quarter and fiscal year 2024 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Revenue Excluding Service Fee Revenue represents Total Revenue less Service Fee Revenue. Total Bowling Center Revenue represents Total Revenue less Non-Center Related Revenue, Revenue from Closed Centers (as defined below), and Service Fee Revenue, if applicable. Same Store Revenue represents Total Revenue less Non-Center Related Revenue, Revenue from Closed Centers, Service Fee Revenue, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest Expense, Income Taxes, Depreciation and Amortization, Share-based Compensation, EBITDA from Closed Centers, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, changes in the value of earnouts and warrants and settlement costs, and other.

The Company considers Revenue Excluding Service Fee Revenue as an important financial measure because provides a financial measure of revenue directly associated with consumer discretionary spending and Total Bowling Center Revenue as an important financial measure because it provides a financial measure of revenue directly associated with bowling center operations. The Company also considers Same Store Revenue as an important financial measure because it provides comparable revenue for centers open for the entire duration of both the current and comparable measurement periods.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA:

•do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;
•do not reflect changes in our working capital needs;
•do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;
•do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;
•do not reflect non-cash equity compensation, which will remain a key element of our overall equity based compensation package; and
•do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

GAAP Financial Information

Bowlero Corp.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	October 1, 2023	July 2, 2023
Assets
Current assets:
Cash and cash equivalents	$40,088	$195,633
Accounts and notes receivable, net of allowance for doubtful accounts	4,087	3,092
Inventories, net	13,183	11,470
Prepaid expenses and other current assets	19,393	18,395
Assets held-for-sale	2,069	2,069
Total current assets	78,820	230,659

Property and equipment, net	773,057	697,850
Internal use software, net	20,792	17,914
Operating lease right of use assets, net	550,113	449,085
Finance lease right of use assets, net	540,186	515,339
Intangible assets, net	100,087	90,986
Goodwill	825,522	753,538
Deferred income tax asset	86,237	73,807
Other assets	12,582	12,096
Total assets	$2,987,396	$2,841,274

Liabilities, Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$141,164	$121,226
Current maturities of long-term debt	9,595	9,338
Current obligations of operating lease liabilities	26,194	23,866
Other current liabilities	16,650	14,281
Total current liabilities	193,603	168,711

Long-term debt, net	1,276,371	1,138,687
Long-term obligations of operating lease liabilities	541,937	431,295
Long-term obligations of financing lease liabilities	678,720	652,450
Earnout liability	71,364	112,041
Other long-term liabilities	35,220	34,380
Deferred income tax liabilities	4,079	4,160
Total liabilities	2,801,294	2,541,724

Commitments and Contingencies

	October 1, 2023	July 2, 2023
Temporary Equity
Series A preferred stock	$144,329	$144,329

Stockholders’ Equity
Class A common stock	10	11
Class B common stock	6	6
Additional paid-in capital	507,935	506,112
Treasury stock, at cost	(268,063)	(135,401)
Accumulated deficit	(201,440)	(219,659)
Accumulated other comprehensive income	3,325	4,152
Total stockholders’ equity	41,773	155,221
Total liabilities, temporary equity and stockholders’ equity	$2,987,396	$2,841,274

Bowlero Corp.
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	October 1, 2023	October 2, 2022
Revenues	$227,405	$230,260
Costs of revenues	182,921	165,202
Gross profit	44,484	65,058

Operating (income) expenses:
Selling, general and administrative expenses	37,765	32,494
Asset impairment	26	84
Gain on sale or disposal of assets	(27)	(155)
Other operating expense	1,364	1,362
Total operating expense	39,128	33,785

Operating profit	5,356	31,273

Other (income) expenses:
Interest expense, net	37,449	23,570
Change in fair value of earnout liability	(40,682)	40,760
Other expense	53	48
Total other (income) expense	(3,180)	64,378

Income (loss) before income tax (benefit) expense	8,536	(33,105)

Income tax (benefit) expense	(9,683)	429
Net income (loss)	$18,219	$(33,534)

Bowlero Corp.
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	October 1, 2023	October 2, 2022
Net cash provided by operating activities	$16,083	$35,573
Net cash used in investing activities	(176,576)	(62,492)
Net cash provided by financing activities	5,091	5,167
Effect of exchange rate changes on cash	(143)	(123)
Net decrease in cash and cash equivalents	(155,545)	(21,875)

Cash and cash equivalents at beginning of period	195,633	132,236

Cash and cash equivalents at end of period	$40,088	$110,361

GAAP to non-GAAP Reconciliations

	FY24 vs. FY20		FY24 vs. FY23
(in thousands)	September 29, 2019	October 1, 2023	October 2, 2022	October 1, 2023
Total Revenue - Reported	$148,570	$227,405	$230,260	$227,405

less: Service Fee Revenue	—	(1,556)	(4,975)	(1,556)

Revenue excluding Service Fee Revenue	$148,570	$225,849	$225,285	$225,849

less: Non-Center Related (including Closed Centers)	(5,693)	(7,419)	(5,245)	(7,419)

Total Bowling Center Revenue	$142,877	$218,430	$220,040	$218,430

less: Acquired Revenue	(541)	(37,497)	(347)	(10,784)

Same Store Revenue	$142,336	$180,933	$219,693	$207,646

% Year-over-Year Change
Total Revenue – Reported		53.1%		(1.2)%
Total Revenue excluding Service Fee Revenue		52.0%		0.3%
Total Bowling Center Revenue		52.9%		(0.7)%
Same Store Revenue		27.1%		(5.5)%

	Adjusted EBITDA Reconciliation
	Three Months Ended
(in thousands)	October 1, 2023	October 2, 2022	September 29, 2019
Consolidated
Revenue	$227,405	$230,260	$148,570
Net income (loss) - GAAP	18,219	(33,534)	(19,719)
Net income (loss) margin	8.0%	(14.6)%	(13.3)%
Adjustments:
Interest expense	39,032	23,570	19,665
Income tax (benefit) expense	(9,683)	429	153
Depreciation, amortization and impairment charges	32,026	26,351	21,102
Share-based compensation	1,911	3,648	869
Closed center EBITDA (1)	2,462	379	1,116
Foreign currency exchange loss (gain)	79	(71)	—
Asset disposition gain	(27)	(155)	66
Transactional and other advisory costs (2)	8,398	4,166	1,308
Changes in the value of earnouts (3)	(40,682)	40,760	—
Other, net (4)	399	(234)	371
Adjusted EBITDA	$52,134	$65,309	$24,931
Adjusted EBITDA Margin	22.9%	28.4%	16.8%

(1)The closed center adjustment is to remove EBITDA for closed centers. Closed centers are those centers that are closed for a variety of reasons, including permanent closure, newly acquired or built centers prior to opening, centers closed for renovation or rebranding and conversion. If a center is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the center is closed on the first day of the reporting period for permanent closure, the center will be considered closed for that reporting period.
(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, dispositions and costs in connection with an initial public offering, in each case, regardless of whether consummated.
(3)The adjustment for changes in the value of earnouts is to remove of the impact of the revaluation of the earnouts. As a result of the Business Combination, the Company recorded liabilities for earnouts. Changes in the fair value of the earnout liability is recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact.
(4)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business and (ii) other individually de minimis expenses. Certain prior year amounts have been reclassified to conform to current year presentation.

Contacts:
Bowlero Corp. Investor Relations
IRSupport@BowleroCorp.com